Exhibit 99.1

FOR IMMEDIATE RELEASE PRESS RELEASE March 4, 2011

Angiotech Pharmaceuticals, Inc. Announces Extension of Exchange Offer and Supplement to Offering Memorandum

Vancouver, BC, March 4, 2011 – Angiotech Pharmaceuticals, Inc. (“Angiotech” or the “Company”) today announced that it has extended its offer (the “Exchange Offer”) to exchange new senior floating rate notes due 2013 (the “New Floating Rate Notes”) for all of its outstanding Senior Floating Rate Notes due 2013 (the “Existing Floating Rate Notes”) to 11:59 p.m. New York City time on March 30, 2011. The Exchange Offer was originally scheduled to expire at 11:59 p.m. New York City time on March 17, 2011.

The Company also announced that in connection with the previously announced Sixth Agreement to Amend the Floating Rate Note Support Agreement (the “Sixth Amendment”) it delivered a supplement (the “Supplement”) to the Offering Memorandum and Consent Solicitation Statement, dated February 10, 2011 (the “Offering Memorandum”), to holders of the Existing Floating Rate Notes. Pursuant to the terms of the Sixth Amendment, the Supplement amends certain provisions of the Offering Memorandum to provide that, among other things: (i) the New Floating Rate Notes will accrue interest at the London Interbank Offered Rate (“LIBOR”) plus 3.75%, subject to a LIBOR floor of 1.25% and (ii) certain covenants relating to asset sales and the definition of asset sale will be modified in the indenture that governs the New Floating Rate Notes.

As of the date of the Sixth Amendment, holders of approximately 89% of the aggregate principal amount outstanding of the Existing Floating Rate Notes agreed to support the Exchange Offer and tender their Existing Floating Rate Notes in connection therewith.

As previously announced, the Exchange Offer will be open to all qualifying holders of the Existing Floating Rate Notes. The New Floating Rate Notes will be secured by second-priority liens over the assets, property and undertakings of the Company and certain of its subsidiaries and will otherwise be issued on substantially similar terms as the Existing Floating Rate Notes, other than as noted above and certain previously announced amendments to covenants in respect of the incurrence of additional indebtedness and the definitions of permitted liens and change of control.

This announcement does not constitute an offer to sell or buy any security or a solicitation of any offer to buy securities.

More information about Angiotech’s restructuring process can be found at www.angiotech.com.

Forward Looking Statements

Statements contained in this press release that are not based on historical fact, including without limitation statements containing the words “believes,” “may,” “plans,” “will,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. All such statements are made pursuant to the “safe harbor” provisions of applicable securities legislation. Forward-looking statements may involve, but are not limited to, comments with respect to our objectives and priorities for the remainder of 2011 and beyond, our strategies or future actions, our targets, expectations for our financial condition and the results of, or outlook for, our operations, research and development and product and drug development. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements. Many such known risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: general economic and business conditions in the United States, Canada and the other regions in which we operate; uncertainty involved in Court proceedings and the implementation of the Plan under the CCAA; market demand; technological changes that could impact our existing products or our ability to develop and commercialize future products; competition; existing governmental legislation and regulations and changes in, or the failure to comply with, governmental legislation and regulations; availability of financial reimbursement coverage from governmental and third-party payers for products and related treatments; adverse results or unexpected delays in pre-clinical and clinical product development processes; adverse findings related to the safety and/or efficacy of our products or products sold by our partners; decisions, and the timing of decisions, made by health regulatory agencies regarding approval of our technology and products; the requirement for substantial funding to conduct research and development, to expand manufacturing and commercialization activities; and any other factors that may affect our performance. In addition, our business is subject to certain operating risks that may cause any results expressed or implied by the forward-looking statements in this press release to differ materially from our actual results. These operating risks include: our ability to attract and retain qualified personnel; our ability to successfully complete pre-clinical and clinical development of our products; changes in our business strategy or development plans; our failure to obtain patent protection for discoveries; loss of patent protection resulting from third-party challenges to our patents; commercialization limitations imposed by patents owned or controlled by third parties; our ability to obtain rights to technology from licensors; liability for patent claims and other claims asserted against us; our ability to obtain and enforce timely patent and other intellectual property protection for our technology and products; the ability to enter into, and to maintain, corporate alliances relating to the development and commercialization of our technology and products; market acceptance of our technology and products; our ability to successfully manufacture, market and sell our products; the availability of capital to finance our activities; our ability to restructure and to service our debt obligations; and any other factors referenced in our other filings with the applicable Canadian securities regulatory authorities or the Securities and Exchange Commission (“SEC”). For a more thorough discussion of the risks associated with our business, see the “Risk Factors” section in our annual report for the year ended December 31, 2009 filed with the SEC on Form 10-K, as amended, and our quarterly reports during the year 2010 filed with the SEC on Form 10-Q.

Given these uncertainties, assumptions and risk factors, investors are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained in this press release to reflect future results, events or developments.

©2011 Angiotech Pharmaceuticals, Inc. All Rights Reserved.

About Angiotech

Angiotech Pharmaceuticals, Inc. is a global specialty pharmaceutical and medical device company. Angiotech discovers, develops and markets innovative treatment solutions for diseases or complications associated with medical device implants, surgical interventions and acute injury. To find out more about Angiotech (TSX: ANP), please visit our website at www.angiotech.com.

FOR ADDITIONAL INFORMATION:

Carrie Oughton

Investor Relations and Corporate Communications

Angiotech Pharmaceuticals, Inc.

(604) 221-6933

ir@angio.com